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                                 Exhibit No. 21


                       SUBSIDIARIES OF MARKET FACTS, INC.



                                           Place of
Name                                     Incorporation
----                                     -------------
Market Facts - New York, Inc.             New York

Market Facts of Canada, Ltd.              Canada